        As filed with the Securities and Exchange Commission on July 16, 1997.

                                                      Registration No. 333-
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                           THE IMMUNE RESPONSE CORPORATION
                           -------------------------------

                (Exact name of registrant as specified in its charter)


              Delaware                          33-0255679
    ------------------------------     ------------------------------
    (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)         Identification No.)

         5935 Darwin Court
         Carlsbad, California                      92008
    ------------------------------     ------------------------------
        (Address of Principal                    (Zip Code)
          Executive Offices)

       AMENDED AND RESTATED 1989 STOCK PLAN OF THE IMMUNE RESPONSE CORPORATION

--------------------------------------------------------------------------------
                               (Full title of the plan)

                                                Copy to:

         CHARLES J. CASHION
       Vice President, Finance             THOMAS E. SPARKS, JR.
    The Immune Response Corporation    Pillsbury Madison & Sutro LLP
          5935 Darwin Court                   P.O. Box 7880
      Carlsbad, California 92008       San Francisco, CA  94120-7880
           (760) 431-7080                    (415) 983-1000
    ------------------------------     ------------------------------
    (Name, address and telephone
     number, including area code,
        of agent for service)

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum
    Title of Securities            Amount To Be      Offering Price            Proposed Maximum            Amount of
    To Be Registered              Registered (1)      per Share(2)        Aggregate Offering Price(2)   Registration Fee
-------------------------------------------------------------------------------------------------------------------------
 Common Stock $.0025 par            1,000,000            $8.53                   $8,531,250                $2,585.23
 value, including related            shares
 Series E Participating
 Preferred Stock Purchase
 Rights
-------------------------------------------------------------------------------------------------------------------------


(1)  Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on July 14, 1997.

                                  -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                           INFORMATION REQUIRED PURSUANT TO
                           --------------------------------
                          GENERAL INSTRUCTION E TO FORM S-8
                           --------------------------------


GENERAL INSTRUCTION E INFORMATION

    This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

    Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on September 4, 1990, December 20, 1990, April 9, 1992, July 6, 1993, June 29, 1994 and August 23, 1996, File Nos. 33-36555, 33-38345,
33-47058, 33-65668, 33-80884, and 333-10757, respectively, are hereby incorporated by reference.


INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

    (1) Registrant's Annual Report on Form 10-K (File No. 0-18006) for the fiscal year ended December 31, 1996, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1996 together with the report thereon of Arthur Andersen LLP, independent public accountants.

    (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

    (3) The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed March 30, 1990.

    (4) The description of the Preferred Stock Purchase Rights for Series E Participating Preferred Stock, par value $.001 per share, of the Registrant contained in Registrant's Registration Statement on Form 8-A filed March 4, 1992.

    In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                      SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 16, 1997.

                                  THE IMMUNE RESPONSE CORPORATION



                                  By   /s/ Charles J. Cashion
                                     -----------------------------------------
                                                 Charles J. Cashion
                                              Vice President, Finance,
                                              Chief Financial Officer,
                                              Secretary and Treasurer
                                         (Principal Financial Officer and
                                           Principal Accounting Officer)


                                  POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis J. Carlo, and Charles J. Cashion, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


    Signature                          Title                        Date
    ---------                          -----                        ----



  /s/ Dennis J. Carlo         President, Chief                  July 16, 1997
-----------------------------
         Dennis J. Carlo      Executive Officer and Director
                              (Principal Executive Officer)



  /s/ Charles J. Cashion      Vice President, Finance, Chief    July 16, 1997
-----------------------------
         Charles J. Cashion   Financial Officer, Secretary and
                              Treasurer (Principal Financial
                              Officer and Principal Accounting
                              Officer)

    Signature                          Title                        Date
    ---------                          -----                        ----



  /s/ James B. Glavin             Chairman of the               July 16, 1997
-----------------------------
         James B. Glavin        Board of Directors





  /s/ Kevin B. Kimberlin             Director                   July 16, 1997
-----------------------------
         Kevin B. Kimberlin



  /s/ Gilbert S. Omenn               Director                   July 16, 1997
-----------------------------
         Gilbert S. Omenn



  /s/ Melvin Perelman                Director                   July 16, 1997
-----------------------------
         Melvin Perelman



                                     Director
-----------------------------
         John Simon



  /s/ William M. Sullivan            Director                   July 16, 1997
-----------------------------
         William M. Sullivan



  /s/ Philip M. Young                Director                   July 16, 1997
-----------------------------
         Philip M. Young

                                  INDEX TO EXHIBITS
                                  -----------------


Exhibit
Number      Exhibit
------      -------

   5.1      Opinion regarding legality of
            securities to be offered.

  10.1      Amended and Restated 1989 Stock
            Plan of The Immune Response
            Corporation.

  23.1      Consent of Independent Public Accountants

  23.2      Consent of Pillsbury Madison &
            Sutro LLP (included in Exhibit 5.1).

  24.1      Power of Attorney (see page 3).